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                                                                  EXHIBIT 23.1


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registraton Statement (Form S-3) for the registration of shares of DAOU Systems, Inc. common stock and to the incorporation by reference therein of our report dated January 20, 1998, with respect to the consolidated financial statements of DAOU Systems, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

San Diego, California                                        ERNST & YOUNG LLP
March 16, 1998